Cusip 808626AA3                                                            NOTE


                                     $100,000,000


     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SCIENCE APPLICATIONS INTERNATIONAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                 SCIENCE APPLICATIONS
                              INTERNATIONAL CORPORATION

                                 6 3/4% Note due 2008


     SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, at the office or agency of the Issuer maintained therefor, the principal sum of 100,000,000 Dollars on February 1, 2008, in the coin or currency of the United States, and to pay interest, semi-annually on February 1 and August 1 of each year, commencing August 1, 1998 on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the August 1 or the February 1, as the case may be, next preceding the date to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from January 29, 1998, until payment of said principal sum has been made or duly provided for. Payments of interest on, and any portion of the principal of, this Note (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal on this Note) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by 11:00 a.m., New York City time (or such other time as may be agreed to between the Issuer and the Paying Agent), or the Issuer (if the Issuer is acting as its own Paying Agent), directly to the holder of this Note (by Federal funds wire transfer or otherwise) if such holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal, surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Note or Notes surrendered. The Trustee shall be entitled to rely on the last instruction delivered by such holder pursuant to the preceding sentence and Section 3.01 of the Indenture unless a new instruction is delivered 15 days prior to a payment date. The Issuer will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including reasonable attorney's fees) resulting from any act or omission to act on the part of the Issuer or any such holder in connection with any such agreement or from making any payment in accordance with
any such agreement.   Notwithstanding the foregoing, if the date hereof is after the 1st day of February or August, as the case may be, and before the following August 1 or February 1, this Note shall bear interest from such February 1 or August 1; PROVIDED, that if the Issuer shall default in the payment of interest due on such February 1 or August 1, then this Note shall bear interest from the next preceding August 1 or February 1, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from January 29, 1998. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such February 1 or August 1, whether or not such day is a Business Day.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, SCIENCE APPLICATIONS INTERNATIONAL CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: January 29, 1998       SCIENCE APPLICATIONS
                              INTERNATIONAL CORPORATION


                              By:   /s/ William A. Roper
                                 -------------------------------------
                                 Name:  William A. Roper
                                 Title: Chief Financial Officer





                              By:   /s/ Daniel W. Baldwin
                                 -------------------------------------
                                 Name:  Daniel W. Baldwin
                                 Title: Senior Vice President
                                             and Treasurer

Attest:


    /s/ J. D. Heipt
-------------------------
Name: J. Dennis Heipt
Title: Secretary

                            CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:    January 29, 1998    THE CHASE MANHATTAN BANK
                                  as Trustee


                              By:  /s/ Anne G. Brenner
                                 -------------------------------------
                                 Authorized Officer

                                   REVERSE OF NOTE

                                 SCIENCE APPLICATIONS
                              INTERNATIONAL CORPORATION

                                 6 3/4% Note due 2008

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of December 9, 1997 (herein called the "Indenture"), duly executed and delivered by the Issuer to The Chase Manhattan Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. The series of Securities of which this note forms a part may not be reopened, without the consent of the holders of the Notes, for issuances of additional Notes of such series.

     Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day, payment may be made at the place of payment on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

     In case an Event of Default, as defined in the Indenture, with respect to the 6 3/4% Notes due 2008 shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions, provided in the Indenture.

     The Indenture contains provisions which permit the Issuer and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby (each such series voting as a separate class), to supplement the Indenture or any supplemental indenture or modify the rights of the holders of the Securities of such series; provided, that no such supplemental indenture shall without the consent of the holders of each Security so affected: (i) extend the stated maturity or reduce the principal amount of any Security or any portion thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency in which the Security is payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or impair or affect the right of any holder of Securities to institute suit for the payment thereof or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, or (iii) modify any provisions of Sections 8.02 or 5.10 of the Indenture except to increase any such percentage referred to in such provision or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each Security so affected.

     It is also provided in the Indenture that an existing default or Event of Default with respect to the Securities of any series, and its consequences, may be waived in the manner and subject to the conditions set forth in the Indenture, except a default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding Security affected. Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are issuable initially only in registered form without coupons in denominations of $1,000 or any integral multiple thereof and in the manner and subject to the limitations provided in the Indenture.

     This Note is redeemable, in whole or in part, prior to maturity at the option of the Issuer at any time at a redemption price equal to the greater of
(i) 100% of the principal amount of the Notes to be redeemed or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Issuer.

     "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc., BancAmerica Robertson Stephens and Citicorp Securities, Inc. and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Issuer, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem equitable and reasonable; PROVIDED that no Notes of $1,000 in principal amount at maturity or less shall be redeemed in part.

     At the Issuer's request (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a date of redemption, the Trustee shall give a notice of redemption, at least 30 days but not more than 60 days before the date of redemption by first class mail to each Holder whose Notes are to be redeemed in the name and at the expense of the Issuer. The notice of redemption shall identify the Notes to be redeemed and shall state the date of redemption; the redemption price or the method by which the redemption price shall be calculated; that, if any Note is being redeemed in part, the portion of the principal amount (in integral multiples of $1,000 in principal amount at maturity) of such Note to be redeemed; and that, on and after the date of redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to receive such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly mailed.

     On or prior to any date of redemption, the Issuer shall deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, shall segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation.

     If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the date of redemption at the redemption price stated therein, together with accrued interest to such date of redemption, and on and after such date (unless the Issuer shall default in the payment of such Notes at the redemption price and accrued interest to the date of redemption, in which case the principal, until paid, shall bear interest from the date of redemption at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the redemption price, together with accrued interest, if any, to the date of redemption; PROVIDED that installments of interest which are payable on or prior to the date of redemption shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     Upon surrender of any Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

     The Notes are not entitled to the benefits of any sinking fund.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer maintained therefor, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Capitalized terms used but not defined herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

-------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.


                                        Dated:
--------------------------                    ------------------------
Signature of
Seller/Assignor/Transferor


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Signature guarantee:
                    -------------------------